                                                                   Exhibit 3.28


                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF

                          SOUTHERN HILLS WILSONS, INC.
                          ----------------------------

          The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Iowa Business Corporation Act.

          FIRST:   The corporate name for the corporation (hereinafter called
          -----
the "corporation") is SOUTHERN HILLS WILSONS, INC.

          SECOND:  The number of shares which the corporation is authorized to
          ------
issue is one hundred, all of which are without par value and are of the same class and are to be Common shares.

          THIRD:   The street address of the initial registered office of the
          -----
corporation in the State of Iowa is 729 Insurance Exchange Building, Des Moines, Iowa 50309.

          The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

          FOURTH:  The name and address of the incorporator are:
          ------

     NAME              ADDRESS
     ----              -------

Athena Togias          15 Columbus Circle
                       New York, NY  10023-7773

          FIFTH:   The purposes for which the corporation is organized, which
          -----
shall include the authority of the corporation to engage in any lawful business, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have all of the general powers granted to corporations organized under the Iowa Business Corporation Act, whether granted by specific statutory authority or by construction of law.

          SIXTH:  The corporation shall, to the fullest extent permitted by the
          -----
provisions of the Iowa Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          SEVENTH:  The personal liability of the directors of the corporation
          -------
is hereby eliminated to the fullest extent permitted by the provisions of the Iowa Business Corporation Act, as the same may be amended and supplemented.

          EIGHTH:  Directors are elected by a plurality of the votes cast by the
          ------
shares entitled to vote in the election of directors.

          NINTH:  The duration of the corporation shall be perpetual.
          -----


Signed on June 5, 1991


                                              /s/ Athena Togias
                                              ----------------------------------
                                              Athena Togias, incorporator

                               ARTICLES OF MERGER

                                       OF

                          COUNCIL BLUFFS WILSONS, INC.
                             LINDALE WILSONS, INC.
                        OLD CAPITAL CENTER WILSONS, INC.
                           VALLEY WEST WILSONS, INC.

                                 WITH AND INTO

                          SOUTHERN HILLS WILSONS, INC.


To the Secretary of State
State of Iowa

     Pursuant to the provisions of the Iowa Business Corporation Act, the domestic business corporations herein named do hereby submit the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging COUNCIL BLUFFS WILSONS, INC., LINDALE WILSONS, INC., OLD CAPITAL CENTER WILSONS, INC. and VALLEY WEST WILSONS, INC., all Iowa corporations (the "Terminating Corporations"), with and into SOUTHERN HILLS WILSONS, INC., an Iowa corporation (the "Surviving Corporation"), as approved by resolution duly adopted by the Board of Directors of each of the Terminating Corporations and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. In respect of each of the Terminating Corporations, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan are) as follows:

          (a) Designation of voting group: Each of the Terminating Corporations has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: Each of the Terminating Corporations has 100 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of each of the Terminating Corporations was entitled to cast one vote on the Plan.

     3. In respect of each of the Terminating Corporations, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     4. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of each of the Terminating Corporations .

     5. In respect of the Surviving Corporation, the designation and number of outstanding shares of, and the number of votes entitled to be cast by, each voting group entitled to vote on the Plan are (and at the time of shareholder approval of the Plan were) as follows:

          (a) Designation of voting group: The Surviving Corporation has only one class of capital stock, which is designated as Common Stock, no par value.

          (b) Number of outstanding shares of voting group: The Surviving Corporation has 100 shares of Common Stock outstanding.

          (c) Number of votes entitled to be cast by voting group: Each of the outstanding shares of Common Stock of the Surviving Corporation was entitled to cast one vote on the Plan.

     6. In respect of the Surviving Corporation, all of the outstanding shares of Common Stock unanimously voted for the Plan.

     7. The number of votes cast for the Plan was sufficient for the approval thereof by the holders of the Common Stock of the Surviving Corporation.

     8. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                              COUNCIL BLUFFS WILSONS, INC.
                                              LINDALE WILSONS, INC.
                                              OLD CAPITAL CENTER WILSONS, INC.
                                              VALLEY WEST WILSONS, INC.



                                              By:  /s/ David L. Rogers
                                                --------------------------------
                                              Name:   David L. Rogers
                                              Title:  President of Each

                                              SOUTHERN HILLS WILSONS, INC.



                                              By:  /s/ David L. Rogers
                                                   -----------------------------
                                              Name:   David L. Rogers
                                              Title:  President

                                                                    EXHIBIT A



                                 PLAN OF MERGER


     COUNCIL BLUFFS WILSONS, INC., LINDALE WILSONS, INC., OLD CAPITAL CENTER WILSONS, INC. and VALLEY WEST WILSONS, INC., all Iowa corporations (the "Terminating Corporations"), and SOUTHERN HILLS WILSONS, INC., an Iowa corporation ("Southern Hills"), shall merge into a single corporation pursuant to the Iowa Business Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Southern Hills (the "Merger") shall be effective at the close of business on August 3, 1996, and Southern Hills shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Southern Hills shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Southern Hills, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Iowa.

     (4) The Articles of Incorporation and By-Laws of Southern Hills in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Southern Hills, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Iowa, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "FIRST:  The corporate name for the corporation (hereinafter called the
      -----
     "corporation") is Wilsons Leather of Iowa Inc."

     (5) The directors of Southern Hills immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Southern Hills immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.